EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Guar Global Ltd. (the "Company") for the quarter ended October 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Joselito Christopher G. Imperial, President, Treasurer and Secretary of Guar Global Ltd., certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: December 16, 2013               By: /s/ Joselito Christopher G. Imperial
                                          --------------------------------------
                                          Joselito Christopher G. Imperial
                                          President, Treasurer, Secretary
                                          and Director (principal financial
                                          officer and principal accounting
                                          officer)

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Guar Global Ltd. Specifically incorporates it by reference.